Exhibit 99.1

Performant Financial Corporation Announces Financial Results for First Quarter 2019

Livermore, Calif., May 7, 2019 - Performant Financial Corporation (Nasdaq: PFMT), (the "Company"), a leading provider of technology-enabled recovery and related analytics services in the United States, today reported the following financial results for its first quarter ended March 31, 2019:

First Quarter Financial Highlights

•	Total revenues of $34.9 million, compared to revenues of $57.0 million in the prior year period, down 38.8%

•
Total revenues in the first quarter increased $5.7 million, or 19.5% when compared to the prior year period after excluding the effects of the one-time release of a $27.8 million appeal reserve in connection with the termination of our first CMS RAC contract in the first quarter of 2018

•	Net loss of $8.5 million, or $(0.16) per diluted share, compared to net income of $8.5 million, or $0.16 per diluted share, in the prior year period

•	Adjusted EBITDA of $(4.4) million, compared to adjusted EBITDA of $(3.4) million in the prior year period

•	Adjusted net loss of $7.9 million, or $(0.15) per diluted share, compared to an adjusted net loss of $4.3 million or $(0.08) per diluted share in the prior year period

First Quarter 2019 Results

Total revenues in the first quarter were $34.9 million, a decrease of (38.8)% from revenues of $57.0 million in the prior year period. However, after excluding the one-time release of a $27.8 million appeals reserve in connection with the termination of the Company's first CMS RAC contract in the first quarter of 2018, total revenues in the first quarter of 2019 increased $5.7 million, or 19.5%, from the prior year period.

Healthcare revenues in the first quarter were $10.2 million, a decrease of (67.4)% from revenues of $31.3 million in the prior year period. Excluding the one-time appeals reserve release in the first quarter of 2018, healthcare revenues in the first quarter of 2019 increased $6.7 million, or 191%, when compared to $3.5 million in the prior year period. Combined CMS MSP and other CMS audit recovery revenues were $5.9 million in the first quarter, a 354% increase over the prior year period. Commercial healthcare clients contributed revenues of $4.3 million, an increase of $2.1 million or 95.5% from the prior year period.

Student lending revenues in the first quarter were $12.9 million, a decrease of $6.2 million, or 32.5% from revenues of $19.1 million in the prior year period. This decrease was related to reduced revenues from Great Lakes Higher Education Guaranty Corporation, which had revenues of $1.2 million in the first quarter of 2019, compared to $10.0 million in the prior year period, offset by a $2.6 million increase in revenues from other guaranty agencies.

Other revenues in the first quarter were $11.8 million, up from $6.6 million in the prior year period.

Net loss for the first quarter of 2019 was $8.5 million, or $(0.16) per share on a fully diluted basis, compared to net income of $8.5 million or $0.16 per share on a fully diluted basis in the prior year period.  Adjusted net loss for the first quarter of 2019 was $7.9 million, resulting in $(0.15) per share on a fully diluted basis. This compares to adjusted net loss of $4.3 million or $(0.08) per fully diluted share in the prior year period. Adjusted EBITDA for the first quarter of 2019 was $(4.4) million as compared to $(3.4) million in the prior year period.

As of March 31, 2019, the Company had cash, cash equivalents and restricted cash of approximately $6.0 million.

Business Outlook

“Our results in the first quarter demonstrate our continued transition from a company that had a historical dependence on the student lending industry to one that has increasingly diversified its offerings and serves clients across a wider spectrum including healthcare agencies, state and federal taxing authorities, other federal agencies and commercial clients. While we are not out of the initial investment stage as it relates to many of our more recent contracts, we are beginning to see tangible benefits, such as with our CMS MSP contract. At this point, we continue to anticipate being able to deliver total revenues of $200 million with margins in excess of 20% by 2021,” stated Lisa Im, CEO of Performant.

“As for today, we feel confident with our current trajectory for 2019 and we are reiterating our guidance of revenues between $158 and $168 million, and adjusted EBITDA to be a loss of between $2 and $6 million,” concluded Im.

Note Regarding Use of Non-GAAP Financial Measures

In this press release, to supplement our consolidated financial statements, the Company presents adjusted EBITDA and adjusted net (loss) income. These measures are not in accordance with accounting principles generally accepted in the United States of America (US GAAP) and accordingly reconciliations of adjusted EBITDA and adjusted net (loss) income to net (loss) income determined in accordance with US GAAP are included in the “Reconciliation of Non-GAAP Results” table at the end of this press release. We have included adjusted EBITDA and adjusted net (loss) income in this press release because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends and to prepare and approve our annual budget. Accordingly, we believe that adjusted EBITDA and adjusted net (loss) income provide useful information to investors and analysts in understanding and evaluating our operating results in the same manner as our management and board of directors. Our use of adjusted EBITDA and adjusted net (loss) income has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under US GAAP. In particular, many of the adjustments to our US GAAP financial measures reflect the exclusion of items, specifically interest, tax and depreciation and amortization expenses, equity-based compensation expense and certain other non-operating expenses, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be calculated differently from similarly titled non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

Earnings Conference Call

The Company will hold a conference call to discuss its first quarter 2019 results today at 5:00 p.m. Eastern. A live webcast of the call may be accessed on the Investor Relations section of the Company’s website at investors.performantcorp.com. The conference call is also available by dialing 877-705-6003 (domestic) or 201-493-6725 (international).

A replay of the call will be available on the Company's website or by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13690399. The telephonic replay will be available approximately three hours after the call, through May 14, 2019.

About Performant Financial Corporation

Performant helps government and commercial organizations enhance revenue and contain costs by preventing, identifying and recovering waste, improper payments and defaulted assets. Performant is a leading provider of these services in several industries, including healthcare, student loans and government. Performant has been providing recovery audit services for more than nine years to both commercial and government clients, including serving as a Recovery Auditor for the Centers for Medicare and Medicaid Services.

Powered by a proprietary analytic platform and workflow technology, Performant also provides professional services related to the recovery effort, including reporting capabilities, support services, customer care and stakeholder training programs meant to mitigate future instances of improper payments. Founded in 1976, Performant is headquartered in Livermore, California.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our outlook for revenues, net income and adjusted EBITDA in 2019 and 2021. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the high level of revenue concentration among the Company's largest customers and any termination in the Company’s relationship with any of our significant clients would result in a material decline in our revenues, that many of the Company's customer contracts are subject to periodic renewal, are not exclusive, do not provide for committed business volumes and may be changed or terminated unilaterally and on short notice, that there can be no assurance that the Company is able to retain its new contract with the Department of Education as the result of the protests filed by unsuccessful bidders, that continuing limitations on the scope of our audit activity under our RAC contracts have significantly reduced our revenue opportunities with this client, that the Company faces significant competition in all of its markets, that the U.S. federal government accounts for a significant portion of the Company's revenues, that future legislative and regulatory changes may have significant effects on the Company's business, that failure of the Company's or third parties' operating systems and technology infrastructure could disrupt the operation of the Company's business and the threat of breach of the Company's security measures or failure or unauthorized access to confidential data that the Company possesses. More information on potential factors that could affect the Company's financial condition and operating results is included from time to time in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's annual report on Form 10-K for the year ended December 31, 2018 and subsequently filed reports on Forms 10-Q and 8-K. The forward-

looking statements are made as of the date of this press release and the Company does not undertake to update any forward-looking statements to conform these statements to actual results or revised expectations.

Contact Information
Richard Zubek
Investor Relations
925-960-4988
investors@performantcorp.com

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except per share amounts)

	March 31, 2019	December 31, 2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,364	$5,462
Restricted cash	1,659	1,813
Trade accounts receivable, net of allowance for doubtful accounts of $130 and $22, respectively	17,877	20,879
Prepaid expenses and other current assets	3,792	3,420
Income tax receivable	14	179
Total current assets	27,706	31,753
Property, equipment, and leasehold improvements, net	21,488	22,255
Identifiable intangible assets, net	1,101	1,160
Goodwill	81,572	81,572
ROU assets	9,714	—
Other assets	1,019	1,019
Total assets	$142,600	$137,759
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of notes payable, net of unamortized debt issuance costs of $144 and $126, respectively	$2,806	$2,224
Accrued salaries and benefits	7,364	5,759
Accounts payable	1,989	1,402
Other current liabilities	4,317	3,414
Deferred revenue	658	1,078
Estimated liability for appeals	255	210
Lease liabilities	2,882	—
Total current liabilities	20,271	14,087
Notes payable, net of current portion and unamortized debt issuance costs of $2,095 and $2,345, respectively	40,755	41,105
Deferred income taxes	53	22
Earnout payable	2,212	1,936
Lease liabilities	8,028	—
Other liabilities	2,167	3,383
Total liabilities	73,486	60,533
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value. Authorized, 500,000 shares at March 31, 2019 and December 31, 2018 respectively; issued and outstanding 53,146 and 52,999 shares at March 31, 2019 and December 31, 2018, respectively	5	5
Additional paid-in capital	77,747	77,370
Accumulated deficit)	(8,638)	(149)
Total stockholders’ equity	69,114	77,226
Total liabilities and stockholders’ equity	$142,600	$137,759

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues	$34,876	$57,021
Operating expenses:
Salaries and benefits	29,116	21,781
Other operating expenses	12,953	23,020
Total operating expenses	42,069	44,801
(Loss) income from operations	(7,193)	12,220
Interest expense	(1,136)	(1,270)
Interest income	11	6
(Loss) income before provision for income taxes	(8,318)	10,956
Provision for income taxes	171	2,501
Net (loss) income	$(8,489)	$8,455
Net (loss) income per share
Basic	$(0.16)	$0.16
Diluted	$(0.16)	$0.16
Weighted average shares
Basic	53,059	51,320
Diluted	53,059	53,455

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
Cash flows from operating activities:	2019	2018
Net (loss) income	$(8,489)	$8,455
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Release of net payable to client related to contract termination	—	(9,860)
Release of estimated liability for appeals due to termination of contract	—	(17,932)
Derecognition of subcontractor receivable for appeals due to termination of contract	—	5,535
Derecognition of subcontractor receivable for overturned claims	—	1,536
Provision for doubtful accounts for subcontractor receivable	—	1,868
Depreciation and amortization	2,312	2,576
Deferred income taxes	31	283
Stock-based compensation	499	639
Interest expense from debt issuance costs	232	331
Earnout mark-to-market	276	—
ROU assets amortization	660	—
Changes in operating assets and liabilities:
Trade accounts receivable	3,002	(5,905)
Prepaid expenses and other current assets	(372)	(82)
Income tax receivable	165	2,316
Other assets	—	41
Accrued salaries and benefits	1,605	1,417
Accounts payable	587	(80)
Deferred revenue and other current liabilities	483	1,571
Estimated liability for appeals	45	—
Net payable to client	—	(2,940)
Lease liabilities	(723)	—
Other liabilities	43	395
Net cash provided by (used in) operating activities	356	(9,836)
Cash flows from investing activities:
Purchase of property, equipment, and leasehold improvements	(1,486)	(2,500)
Net cash used in investing activities	(1,486)	(2,500)
Cash flows from financing activities:
Repayment of notes payable	—	(550)
Taxes paid related to net share settlement of stock awards	(156)	(299)
Proceeds from exercise of stock options	34	116
Net cash used in financing activities	(122)	(733)
Effect of foreign currency exchange rate changes on cash	—	1
Net decrease in cash, cash equivalents and restricted cash	(1,252)	(13,068)
Cash, cash equivalents and restricted cash at beginning of period	7,275	23,519
Cash, cash equivalents and restricted cash at end of period	$6,023	$10,451
Supplemental disclosures of cash flow information:
Cash received for income taxes	$(54)	$(299)
Cash paid for interest	$—	$939
Reconciliation of the Consolidated Statements of Cash Flows to the Consolidated Balance Sheets:
Cash and cash equivalents	$4,364	$8,663
Restricted cash	1,659	1,788
Total cash, cash equivalents and restricted cash at end of period	$6,023	$10,451

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Adjusted Loss Per Diluted Share:
Net (loss) income	$(8,489)	$8,455
Plus: Adjustment items per reconciliation of adjusted net (loss) income	573	(12,791)
Adjusted net loss	(7,916)	(4,336)
Adjusted Loss Per Diluted Share	$(0.15)	$(0.08)
Diluted avg shares outstanding	53,059	51,320

	Three Months Ended March 31,
	2019	2018
Adjusted EBITDA:
Net (loss) income	$(8,489)	$8,455
Provision for income taxes	171	2,501
Interest expense (1)	1,136	1,270
Interest income	(11)	(6)
Depreciation and amortization	2,312	2,576
CMS Region A contract termination (5)	—	(18,816)
Stock-based compensation	499	639
Adjusted EBITDA	$(4,382)	$(3,381)

	Three Months Ended March 31,
	2019	2018
Adjusted Net Loss:
Net loss (income)	$(8,489)	$8,455
Stock-based compensation	499	639
Amortization of intangibles (2)	59	203
Deferred financing amortization costs (3)	232	331
CMS Region A contract termination (5)	—	(18,816)
Tax adjustments (4)	(217)	4,852
Adjusted Net Loss	$(7,916)	$(4,336)

(1)	Represents interest expense and amortization of issuance costs related to the refinancing of our indebtedness.

(2)	Represents amortization of capitalized expenses related to the acquisition of Performant by an affiliate of Parthenon Capital Partners in 2004.

(3)	Represents amortization of capitalized financing costs related to our Credit Agreement for 2018.

(4)	Represents tax adjustments assuming a marginal tax rate of 27.5%.

(5)
Represents the net impact of the termination of our 2009 CMS Region A contract during the first quarter of 2018, comprised of release of $27.8 million of the estimated liability for appeals and the net payable to client balances into revenue, net of derecognition of $9.0 million of prepaid expenses and other current assets, with a charge to other operating expenses, reflecting accrued receivables associated with amounts due from subcontractors for decided and yet-to-be decided appeals.

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)

We are providing the following preliminary estimates of our financial results for the year ended December 31, 2019:

	Three Months Ended	Nine Months Ended	Year Ended
	March 31, 2019	December 31, 2019	December 31, 2018	December 31, 2019
	Actual	Estimate	Actual	Estimate
Adjusted EBITDA:
Net income (loss)	$(8,489)	$ (11,471) to (19,456)	$(8,010)	$ (19,960) to (27,945)
Provision for (benefit from) income taxes	171	(421) to 579	1,542	(250) to 750
Interest expense (1)	1,136	5,614 to 6,614	4,699	6,750 to 7,750
Interest income	(11)	(29) to (44)	(28)	(40) to (55)
Depreciation and amortization	2,312	7,188 to 8,188	10,234	9,500 to 10,500
Impairment of goodwill and customer relationship (6)	—	—	2,988	—
CMS Region A contract termination (5)	—	—	(19,415)	—
Stock-based compensation	499	1,501 to 2,501	2,750	2,000 to 3,000
Adjusted EBITDA	$(4,382)	$ 2,382 to (1,618)	$(5,240)	$ (2,000) to (6,000)

(1) Represents interest expense and amortization of issuance costs related to the refinancing of our indebtedness.
(5) Represents the net impact of the termination of our 2009 CMS Region A contract during the first quarter of 2018, comprised of release of $27.8 million of the estimated liability for appeals and the net payable to client balances into revenue, net of derecognition of $9.0 million of prepaid expenses and other current assets, with a charge to other operating expenses, reflecting accrued receivables associated with amounts due from subcontractors for decided and yet-to-be decided appeals.
(6) Represents intangible assets impairment charge related to Great Lakes Higher Education Guaranty Corporation customer relationship.